UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

 (Amendment No.     )

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QUANTUMZYME CORP.
(Exact name of registrant as specified in its charter)

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Quantumzyme Corp.

15656 Bernardo Center Drive

Suite 801

San Diego, CA 92127

January 15, 2026

Dear Stockholder:

The enclosed Information Statement is being furnished to the holders of shares of common stock of record as of November 30, 2025 (the “Record Date”) of Quantumzyme Corp. (the “Company” or the “Corporation”), a Nevada corporation, in connection with actions approved by the Company’s Board of Directors and by the written consent of stockholders holding a majority of the Company’s outstanding voting power to amend the Company’s Articles of Incorporation to change the Company’s name to Quantum Genesis AI Corp. (the “Name Change”).

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

The purpose of this Information Statement is to notify you of actions that have already been approved by the written consent of the holders of a majority of the Company’s voting power in lieu of a meeting of stockholders. However, in accordance with federal securities laws, the Name Change will not become effective until at least twenty (20) calendar days after this Information Statement is first mailed or furnished to stockholders who did not consent to the action.

This Information Statement is being mailed on or about January 20, 2026 to stockholders of record as of the Record Date.

You are urged to read this Information Statement in its entirety.

By Order of the Board of Directors,

/s/ Naveen Krishnarao Kulkarni

Naveen Krishnarao Kulkarni

Chief Executive Officer

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INFORMATION STATEMENT

Pursuant to Regulation 14C of the

Securities Exchange Act of 1934 as amended

Quantumzyme Corp.

15656 Bernardo Center Drive, Suite 801

San Diego, CA 92127

INTRODUCTION

This Information Statement is being furnished pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14c-2 promulgated thereunder, to the holders (the “Stockholders”) of shares of common stock of Quantumzyme Corp., a Nevada corporation (the “Company” or the “Corporation”), for the purpose of informing Stockholders of actions taken by the written consent of Stockholders holding a majority of the voting power of the Company’s outstanding capital stock.

On November 30, 2025, Stockholders holding 31,000,000 shares of the Company’s common stock, representing approximately 79.565% of the Company’s outstanding voting power, approved by written consent, in lieu of a meeting of stockholders, an amendment to the Company’s Articles of Incorporation to change the Company’s corporate name from Quantumzyme Corp. to Quantum Genesis AI Corp. (the “Name Change”). The written consent was obtained in accordance with NRS 78.320 and the Company’s governing documents.

On November 30, 2025, the Board of Directors of the Company approved and recommended the Name Change. Pursuant to NRS 78.390, the approval of holders of a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required to amend the Company’s Articles of Incorporation. Because the requisite majority of the Company’s voting power approved the Name Change by written consent, no meeting of stockholders was held, and no additional stockholder approval is required or being solicited.

The Company elected to obtain stockholder approval by written consent in order to avoid the costs and management time associated with holding a special meeting of stockholders and to permit the Name Change to be effected as promptly as practicable, subject to compliance with applicable federal securities laws. The Company is not aware of any director who intends to oppose the Name Change.

The entire cost of furnishing this Information Statement will be borne by the Company. The Board of Directors has fixed the close of business on November 30, 2025 as the record date (the “Record Date”) for the determination of Stockholders entitled to receive this Information Statement.

Each share of the Company’s common stock entitles the holder thereof to one (1) vote on each matter submitted to stockholders. Because Stockholders holding a majority of the voting power of the Company’s outstanding capital stock approved the Name Change by written consent as of the Record Date, no other consents are required, and no additional stockholder votes will be solicited in connection with the matters described in this Information Statement.

Company Information; No Meeting of Stockholders

The Company is a Nevada corporation and is a reporting company under the Securities Exchange Act of 1934, as amended. The Company’s common stock is quoted on the OTC Markets under the trading symbol “QTZM.” Information about the Company can be found in its periodic reports and other filings with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Such filings are available to the public at the SEC’s website at www.sec.gov.

No meeting of the Company’s stockholders will be held in connection with the approval of the Name Change, and no such meeting is required under applicable Nevada law or the Company’s governing documents, because the Name Change was approved by the written consent of stockholders holding a majority of the voting power of the Company’s outstanding capital stock.

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The Name Change

The proposal to amend the Company’s Articles of Incorporation to change the Company’s name from “Quantumzyme Corp.” to “Quantum Genesis AI Corp.” was approved on November 30, 2025 by stockholders holding 31,000,000 shares of the Company’s common stock, representing approximately 79.565% of the Company’s outstanding voting power, by written consent in lieu of a meeting of stockholders.

The approval of holders of a majority of the Company’s outstanding voting power was required to approve the Name Change. Because stockholders holding more than the required majority approved the Name Change by written consent, no additional stockholder vote is required or being solicited.

Following the expiration of the twenty (20) calendar day period mandated by Rule 14c-2 under the Exchange Act after the mailing or furnishing of this Information Statement, the Company will file a Certificate of Amendment with the Nevada Secretary of State to effect the Name Change. The Company will not file the Certificate of Amendment until the expiration of the applicable twenty-day waiting period.

The Name Change will not affect the rights of stockholders and will not result in any change to the Company’s authorized capital, issued and outstanding shares, CUSIP number, or par value.

Outstanding Shares

As of the Record Date, there were 38,962,050 shares of the Company’s common stock issued and outstanding, each of which is entitled to one (1) vote on matters submitted to stockholders.

Absence of Dissenters’ Rights of Appraisal

Neither the approval by the Board of Directors nor the approval by the stockholders holding a majority of the voting power of the Company’s outstanding capital stock of the Name Change provides stockholders with any rights to dissent from, or obtain appraisal of or payment for, their shares under the Nevada Revised Statutes, the Company’s Articles of Incorporation, or the Company’s Bylaws.

Security Ownership of Certain Beneficial Owners and Management

The following information sets forth, as of November 30, 2025 (the “Record Date”), information regarding the beneficial ownership of the Company’s common stock by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding common stock, (ii) each of the Company’s directors and executive officers, and (iii) all directors and executive officers as a group.

Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned.

Beneficial Ownership

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Outstanding Common Stock
Naveen Krishna Rao Kulkarni 15656 Bernardo Center Drive, Suite 801 San Diego, CA 92127	31,000,000	79.565%
All directors and executive officers as a group (one person)	31,000,000	79.565%

As of the Record Date, there were 38,962,050 shares of the Company’s common stock issued and outstanding.

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Interest of Certain Persons in Matters to Be Acted Upon

No director or executive officer of the Company has any substantial interest, direct or indirect, in the Name Change other than to the extent of such person’s ownership of shares of the Company’s common stock, which interest is the same as that of all other stockholders.

PROPOSALS BY SECURITY HOLDERS

None.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of such stockholders.

The Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered.

A stockholder may notify the Company that such stockholder wishes to receive a separate copy of this Information Statement, or any future information statements, by writing to the Company at 15656 Bernardo Center Drive, Suite 801, San Diego, California 92127, or by telephoning the Company at (858) 203-0312.

Stockholders sharing an address may also request delivery of a single copy of annual reports, information statements, or notices of internet availability of materials if they are receiving multiple copies of such documents.

WE ARE NOT ASKING FOR A PROXY AND

STOCKHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

Dated: January 15, 2026

By Order of the Board of Directors,

/s/ Naveen Krishnarao Kulkarni

Naveen Krishnarao Kulkarni

Chief Executive Officer

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